Exhibit 99.1

  R.H. Donnelley Reports Fourth-Quarter and Full Year 2003 Results;
                     Continued Strong Cash Flow;
Leverage Near 5.0 Times 2004 Cash Flow and EPS Guidance Modestly Increased

    PURCHASE, N.Y.--(BUSINESS WIRE)--Feb. 26, 2004--R.H. Donnelley Corporation (NYSE: RHD), a leading publisher of yellow pages directories, today reported fourth quarter 2003 net income available to common shareholders of $1.1 million or $0.03 per share. For the full year ended December 31, 2003, RHD reported a net loss available to common shareholders of $108.3 million or $3.53 per share. Excluding purchase accounting and other adjustments related to the Sprint Publishing & Advertising (SPA) acquisition and related financing described within the attached Schedules, RHD's adjusted fourth quarter 2003 net income before preferred dividends was $20.1 million or $0.49 per share. Full year 2003 adjusted net income before preferred dividends was $103.8 million or $2.57 per share. Cash flow from operations in the quarter was $22.5 million, with full year cash flow from operations of $248.6 million. The Company also announced free cash flow in the quarter of $17.8 million, bringing full year free cash flow to $236.0 million. Acquisition debt repaid was $23.2 million in the quarter and $242.9 million for the year. See Schedules 7 - 9 for a reconciliation of these and other non-GAAP measures to the most comparable GAAP measures.
    David C. Swanson, Chairman and Chief Executive Officer, said, "We are proud of all we've accomplished during this challenging transition year. On the financial front, we have exceeded our earnings and cash flow guidance and we have strengthened the balance sheet by lowering leverage. We also established a strong foundation on which to grow the business, based on a common operating and technology platform, proven sales management practices, and a disciplined operating culture. We expect to see the impact of these efforts emerge during 2004 and look forward to continuing to build a strong future for RHD."

    Fourth Quarter - Reported GAAP Results

    Fourth quarter net revenue was $116.1 million compared to $15.3 million in the prior year. Operating expenses including depreciation and amortization were $85.4 million compared to $11.4 million in the prior year. Partnership income was $22.5 million for the quarter versus $28.1 million reported in the prior year. Operating income in the quarter was $53.2 million versus $32.0 million in the prior year.

    Full Year - Reported GAAP Results

    Full year 2003 net revenue was $256.4 million compared to $75.4 million in the prior year. Operating expenses including depreciation and amortization were $278.0 million compared to $66.3 million in the prior year. Partnership income was $114.1 million for the full year versus $136.9 million reported in the prior year. Operating income for the full year was $92.5 million versus $146.0 million for the prior year.

    Fourth Quarter Results, Including Adjustments and Non-GAAP
Measures

    Publication sales for RHD's Sprint-branded directories during the fourth quarter of 2003 were $109.9 million, up 0.5% from adjusted pro forma publication sales of $109.3 million in the prior year. Publication sales growth was negatively impacted by the sales reorganization effort and systems conversion activities that established a common platform for the entire sales organization. Publication sales represent the total billable value of advertising in directories that published in the period.
    Adjusted revenue in the quarter was $142.7 million, up 0.6% from fourth quarter adjusted pro forma revenue of $141.9 million in 2002. Adjusted operating expenses excluding depreciation and amortization were $73.2 million compared to $64.2 million of adjusted pro forma expenses for the same period in 2002. Because of differences between RHD and legacy Sprint accounting policies, 2003 fourth quarter expenses were not strictly comparable with those of the prior year's fourth quarter. Additional items that account for the variance between fourth quarter 2003 adjusted and 2002 adjusted pro forma expenses include charges in 2003 of $2.6 million related to the corporate office relocation and $1.7 million of costs to achieve synergies, offset by a favorable adjustment to bad debt expense in 2003 related to prior year directories of $2.3 million. Adjusted pro forma fourth quarter 2002 expenses benefited from a $6.6 million reversal of bad debt accruals recognized by Sprint prior to year-end 2002.
    Partnership income from DonTech was $22.5 million, down from $24.2 million in the prior year. (DonTech operating results are described below.)
    Adjusted operating income for the fourth quarter 2003 was $75.3 million compared to adjusted pro forma operating income for the fourth quarter 2002 of $85.8 million, reflecting the expense variances above. Adjusted EBITDA for the quarter was $92.0 million compared to adjusted pro forma EBITDA of $101.9 million in the prior year. Net interest expense for the quarter was $42.6 million compared to adjusted pro forma interest expense for last year's fourth quarter of $46.7 million, reflecting lower interest rates and lower average debt. See Schedules 7 and 9 for a further description and reconciliation of these and other non-GAAP measures to the most comparable GAAP measures.

    2003 Full Year Results, Including Adjustments and Non-GAAP
Measures

    Publication sales for RHD's Sprint-branded directories for the full year were $548.2 million, up 1.2% from adjusted pro forma publication sales of $541.7 million last year, which is modestly ahead of guidance for the year.
    Adjusted revenue for the full year 2003 was $572.3 million, essentially unchanged from adjusted pro forma revenue of $571.3 million in 2002 and in line with expectations. Adjusted operating expenses excluding depreciation and amortization were $275.5 million compared to $281.4 million of adjusted pro forma expenses for the prior year. Adjusted full year 2003 expenses include:

    -- $8.5 million increase in corporate costs, including compensation, insurance and additional governance requirements;

    --  $7.6 million of costs to achieve synergies;

    --  $7.3 million related to the headquarters relocation; and

    --  $4.3 million additional advertising expense.

    These increases were offset by:

    -- $10.4 million reduction in bad debt expense, excluding recoveries and accrual adjustments, due to improvements in collection performance;

    --  $10.2 million of realized synergies; and

    -- $5.9 million decrease in print, paper and distribution costs, excluding accrual adjustments.

    Partnership income from DonTech was $114.1 million, down 2.6% from $117.1 million last year. (DonTech results are described below.) As a result, total adjusted operating income was $345.1 million compared to adjusted pro forma operating income for last year of $342.3 million. Adjusted EBITDA for the year was $410.9 million compared to adjusted pro forma EBITDA of $407.0 million last year. Net interest expense for 2003 was $177.6 million compared to adjusted pro forma interest expense last year of $185.2 million, reflecting lower interest rates and lower average debt. See Schedules 8 and 9 for a further description and reconciliation of these and other non-GAAP measures to the most comparable GAAP measures.

    DonTech Operating Results, Fourth Quarter and Full Year

    Publication sales at DonTech were $158.8 million for the quarter, down 4.8% compared to $166.7 million in the fourth quarter last year.
    Fourth quarter calendar sales for DonTech, which represent the value of actual sales contracts signed in the period, were $79.4 million, down 1.6% from $80.7 million last year. Partnership income from DonTech was $22.5 million, down 7.0% from $24.2 million last year, reflecting the decrease in calendar sales and timing of expenses.
    Publication sales at DonTech were $402.4 million for the year, a decrease of 3.8% compared to $418.2 million last year. Throughout 2003, DonTech was impacted by Illinois' sluggish economic recovery, lack of job growth and competitive local media environment. For the full year, calendar sales were $394.9 million, down 2.0% from $402.9 million last year. Partnership income from DonTech was $114.1 million, down 2.6% from $117.1 million last year, primarily driven by the decline in calendar sales. See Schedule 9 for a reconciliation of DonTech calendar and publication sales to partnership income.
    DonTech is accounted for under the equity method of accounting. As such, the Company does not consolidate DonTech's revenue and expenses in its consolidated results, rather it reports the Company's share of DonTech's net income and revenue participation income from SBC Communications, Inc. (NYSE: SBC), which are both based on DonTech's calendar sales and reported collectively as partnership income. DonTech is a perpetual partnership between RHD and SBC Communications to sell yellow pages advertising in Illinois and northwest Indiana.

    Cash Flow

    The Company generated cash flow from operations of $22.5 million in the quarter, after payments of $61.9 million for bank and bond interest. Free cash flow (cash flow from operations less capital expenditures and software investment) for the quarter was $17.8 million. Cash flow used in the quarter for capital expenditures and software investment totaled $4.7 million and debt repayment totaled $23.2 million.
    As of December 31, 2003, debt outstanding totaled $2,092.1 million. As of December 31, 2003, the ratio of total debt to 2004 forecasted EBITDA is approximately 5.0 to 1.0.
    For the full year, the Company generated cash flow from operations of $248.6 million after payments of $167.7 million for bank and bond interest. Net cash used in investing activities was $377.9 million for the year, reflecting:

    -- $2,259.6 million purchase of SPA, plus capital expenditures and software investment of $12.6 million;

    -- less the release of $1,894.3 million of prior year financing for the SPA acquisition from escrow.

    Net cash provided by financing activities was $129.2 million, reflecting:

    -- net proceeds of $461.3 million from the issuance of debt and $125.7 million from the issuance of convertible preferred stock, both related to the SPA acquisition, $21.4 million of proceeds from option exercises, and $6.7 million of checks in transit;

    -- less the repayment of $243.0 million of pre-acquisition debt and $242.9 million of acquisition-related debt.

    Free cash flow for the full year was $236.0 million. Cash at December 31, 2003 was $7.7 million before checks not yet presented for payment of $6.7 million.

    Comparative Financial Results

    As a result of the SPA acquisition, the related financing and associated accounting, 2003 and 2002 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting several non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of 2003 performance with 2002 adjusted pro forma results. While the adjusted pro forma results presented reasonably represent results as if the two businesses had been combined for the full year 2002, because of differences between current and historical accounting policies, management does not believe these results (particularly expenses) are strictly comparable to 2003 on a quarterly basis.
    The primary 2003 adjustments were recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented, and the exclusion of that portion of preferred dividends related to the beneficial conversion feature (BCF) in connection with the preferred stock issued to finance the acquisition. The primary 2002 adjustments give pro forma effect to the SPA transaction as if it occurred on January 1, 2002, and also exclude the portion of preferred dividends associated with the BCF.
    See the Company's Current Report on Form 8-K filed with the SEC on May 2, 2003 for further details regarding the adjustments and non-GAAP financial measures, and also the Company's Current Report on Form 8-K filed with the SEC on July 23, 2003 for disclosure of all quarterly 2002 as adjusted pro forma results and reconciliations to 2002 reported GAAP amounts. All non-GAAP financial measures for the fourth quarter and the full year 2003 are reconciled to the most comparable GAAP reported results within attached Schedules 7 - 9.

    Outlook

    The Company is affirming guidance for 2004 publication sales growth in Sprint-branded directories of between 2% and 3%. This is expected to translate into approximately 1.3% gross directory revenue growth next year, or directory revenue of approximately $558 million, based on the deferral method of revenue recognition and using the mid-point of this range.
    The Company also affirms guidance for 2004 EBITDA of $415 million and net income before preferred dividends of $116 million.
    For 2004, the Company has elected not to report financial information adjusted for purchase accounting, even though purchase accounting adjustments will negatively affect reported operating income through the second quarter of 2004, by a total of approximately $5 million. Also, approximately $8 million of headquarters relocation costs are expected to negatively impact first and second quarter earnings in 2004.
    The Company is increasing 2004 guidance for cash flow and EPS due to updated guidance for 2004 cash interest expense and weighted average share amounts.
    Cash interest expense is expected to be approximately $145 million in 2004, $5 million lower than the original forecast of $150 million, reflecting the full benefit of the amended Credit Agreement in December 2003. As a result, forecasted 2004 cash flow from operations and free cash flow are each increased by $5 million, to $260 million from $255 million and to $245 million from $240 million, respectively.
    Nevertheless, guidance for net interest expense remains unchanged, as amortization of deferred financing costs is expected to increase by $5 million, arising from faster debt retirement than originally anticipated and the premium paid in connection with the Amendment.
    The Company is also increasing adjusted EPS guidance to $2.75 from $2.70 due to a lower forecast for 2004 weighted average shares outstanding, which have been reduced to 42.2 million shares from 42.9 million shares. The forecasted share count assumes the conversion of Preferred Stock at the beginning of the period and the decrease reflects a reduction in the expected dilutive impact of common share equivalents. See Schedule 9 for a reconciliation of these and other non-GAAP financial measures to the most comparable GAAP measures.

    Full Year and Fourth Quarter Conference Call

    R.H. Donnelley's fourth quarter conference call will be held on February 27, 2004 at 10:00 a.m. ET and can be accessed by dialing 888-387-9606 (domestic) or 484-630-7198 (international). The passcode is "RHD." Please dial in to the call by 9:50 a.m. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 800-879-7615 (domestic) or 402-220-5340 (international). The recording will be available through March 15, 2004. There is no passcode for the replay.

    About R.H. Donnelley

    R.H. Donnelley is a leading publisher of yellow pages directories which publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states, with major markets including Las Vegas, Orlando and Lee County, Florida. The Company also serves as the exclusive sales agent for 129 SBC directories under the SBC Smart Yellow Pages brand in Illinois and northwest Indiana through DonTech, its perpetual partnership with SBC. Including DonTech, R.H. Donnelley serves more than 250,000 local and national advertisers. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) declining usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) difficulties in our efforts to integrate the SPA operations into our own and our ability to achieve synergies in connection with the acquisition; (6) SBC's or DonTech's actions could adversely impact our results of operations and financial condition;
(7) reliance on and extension of credit to small- and medium-sized businesses; (8) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (9) general economic conditions and consumer sentiment in our markets; and (10) fluctuations in the price and availability of paper.


R.H. DONNELLEY CORPORATION                                 Schedule 1

INDEX OF SCHEDULES
--------------------------------------------------------




Schedule 1:  Index of Schedules

Schedule 2:  Consolidated Statements of Income for the year ended
             December 31, 2003 and 2002 and unaudited Consolidated Statements of Income for the three months ended
             December 31, 2003 and 2002

Schedule 3:  Unaudited As Adjusted and Adjusted Pro Forma
             Consolidated Statements of Income for the three months ended December 31, 2003 and 2002

Schedule 4:  Unaudited As Adjusted and Adjusted Pro Forma
             Consolidated Statements of Income for the year ended
             December 31, 2003 and 2002

Schedule 5:  Consolidated Balance Sheets at December 31, 2003 and
             2002

Schedule 6: Consolidated Statement of Cash Flows for the year ended December 31, 2003 and unaudited Consolidated Statement of Cash Flows for the three months ended December 31, 2003

Schedule 7: Reconciliation of Reported to As Adjusted and Adjusted Pro Forma Unaudited Consolidated Statements of Income for the three months ended December 31, 2003 and 2002, respectively

Schedule 8: Reconciliation of Reported to As Adjusted and Adjusted Pro Forma Unaudited Consolidated Statements of Income for the year ended December 31, 2003 and 2002, respectively

Schedule 9:  Reconciliation of Non-GAAP Measures

Schedule 10: Notes to Consolidated Statements of Income and Non-GAAP
             Measures



R.H. DONNELLEY CORPORATION                                 Schedule 2
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------



Amounts in millions, except
 earnings per share
----------------------------------------------------------------------

                             Three months ended   Year ended Dec. 31,
                                   Dec. 31,
                           -------------------------------------------
                                2003      2002        2003      2002
                             Reported  Reported    Reported  Reported
----------------------------------------------------------------------

Net revenue                   $116.1     $15.3      $256.4     $75.4

Expenses                        68.7       9.9       212.2      60.1

Depreciation and
 amortization                   16.7       1.5        65.8       6.2

Partnership income              22.5      28.1       114.1     136.9

                           -------------------------------------------
Operating income                53.2      32.0        92.5     146.0

Interest expense, net           42.6      16.1       180.0      33.5

Other expense (income)             -       0.5        (1.5)      0.5

                           -------------------------------------------
Pre-tax income (loss)           10.6      15.4       (86.0)    112.0

Tax provision (benefit)          4.3       7.6       (36.1)     44.8

                           -------------------------------------------
Net income (loss)                6.3       7.8       (49.9)     67.2

Preferred dividend               5.2      24.7        58.4      24.7

                           -------------------------------------------
Net income (loss) available
 to common                      $1.1    $(16.9)    $(108.3)    $42.5

                           ===========================================

Earnings (loss) per share
 (EPS):
   Basic                       $0.03    $(0.57)     $(3.53)    $1.42
   Diluted                     $0.03    $(0.57)     $(3.53)    $1.40

Shares used in computing
 EPS:
   Basic                        31.0      29.7        30.7      29.6
   Diluted                      32.2      29.7        30.7      30.3

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                 Schedule 3
CONSOLIDATED STATEMENTS OF INCOME
---------------------------------------------------
(unaudited)


Amounts in millions, except
 earnings per share
----------------------------------------------------------------------

                                    Three months ended
                                          Dec. 31,
                                   ---------------------
                                                   2002
                                        2003    Adjusted   Variance
                                         As        Pro
                                      Adjusted    Forma    $      %
-------------------------------------------------------- -------------

Net revenue                            $142.7    $141.9 $  0.8    0.6%

Expenses                                 73.2      64.2   (9.0)(14.0%)

Depreciation and amortization            16.7      16.1   (0.6) (3.7%)

Partnership income                       22.5      24.2   (1.7) (7.0%)

                                   -----------------------------------
Total operating income                   75.3      85.8  (10.5)(12.2%)

Interest expense, net                    42.6      46.7    4.1    8.8%

                                   -----------------------------------
Pre-tax income                           32.7      39.1   (6.4)(16.4%)

Tax provision                            12.6      14.6    2.0   13.7%

                                   -----------------------------------
Net income                               20.1      24.5   (4.4)(18.0%)

Preferred dividend                        4.3       4.3      -    0.0%

                                   -----------------------------------
Net income available to common         $ 15.8    $ 20.2 $ (4.4)(21.8%)

                                   ===================================

Earnings per share (EPS):
   Basic                               $ 0.50    $ 0.63 $(0.13)(20.6%)
   Diluted                             $ 0.49    $ 0.62 $(0.13)(21.0%)

Shares used in computing EPS:
   Basic                                 40.0      38.7
   Diluted                               41.2      39.5

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.

See Schedule 7 for a reconciliation of reported to as adjusted and adjusted pro forma results.



R.H. DONNELLEY CORPORATION                                  Schedule 4
CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------
(unaudited)


Amounts in millions, except earnings
 per share
---------------------------------------------------------------------

                                      Year ended Dec. 31,
                                     ---------------------
                                                     2002
                                          2003    Adjusted  Variance
                                           As        Pro
                                        Adjusted    Forma    $    %
---------------------------------------------------------- -----------

 Net revenue                             $572.3    $571.3 $ 1.0   0.2%

Expenses                                  275.5     281.4   5.9   2.1%

Depreciation and amortization              65.8      64.7  (1.1)(1.7%)

Partnership income                        114.1     117.1  (3.0)(2.6%)

                                     --------------------------------
Total operating income                    345.1     342.3   2.8   0.8%

Interest expense, net                     177.6     185.2   7.6   4.1%

                                     --------------------------------
Pre-tax income                            167.5     157.1  10.4   6.6%

Tax provision                              63.7      58.8  (4.9)(8.3%)

                                     --------------------------------
Net income                                103.8      98.3   5.5   5.6%

Preferred dividend                         16.5      16.5     -   0.0%

                                     --------------------------------
Net income available to common           $ 87.3    $ 81.8 $ 5.5   6.7%

                                     ================================

Earnings per share (EPS):
   Basic                                 $ 2.63    $ 2.55 $0.08   3.1%
   Diluted                               $ 2.57    $ 2.50 $0.07   2.8%

Shares used in computing EPS:
   Basic                                   39.4      38.6
   Diluted                                 40.4      39.4

---------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.

See Schedule 8 for a reconciliation of reported to as adjusted and adjusted pro forma results.



R.H. DONNELLEY CORPORATION                                  Schedule 5
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------


Amounts in millions
----------------------------------------------------------------------

                                                   December   December
                                                      31,        31,
                                                      2003      2002
--------------------------------------------------- --------- --------

Assets
   Cash and cash equivalents                       $    7.7  $    7.8
   Restricted cash                                        -   1,928.7
   Accounts receivable, net                           211.0      27.2
   Deferred directory costs                            37.9         -
   Prepaid expenses and other                          28.0       5.0

                                                   -------------------
Total current assets                                  284.6   1,968.7

   Partnership investment                             175.7     202.2
   Fixed assets and computer software, net             20.6      12.0
   Intangible assets, net                           1,865.2         -
   Other non-current assets                            95.6      40.5
   Goodwill                                            97.0         -
                                                   -------------------
Total Assets                                       $2,538.7  $2,223.4
                                                    ========= ========


Liabilities, Redeemable Convertible Preferred Stock
 and
Shareholders' Deficit
   Accounts payable and accrued liabilities        $   33.5  $   20.2
   Deferred revenue                                   216.5         -
   Current portion of long-term debt                   49.6      13.8

                                                   -------------------
Total current liabilities                             299.6      34.0

   Long-term debt                                   2,042.5   2,075.5
   Deferred income taxes, net                          33.6      60.8
   Other non-current liabilities                       21.0      20.2

                                                   -------------------
Total liabilities                                   2,396.7   2,190.5

Redeemable convertible preferred stock                198.2      63.5

Shareholders' deficit                                 (56.2)    (30.6)

                                                   -------------------
Total Liabilities, Redeemable Convertible Preferred
Stock and Shareholders' Deficit                    $2,538.7  $2,223.4
                                                    ========= ========



R.H. DONNELLEY CORPORATION                                  Schedule 6
STATEMENTS OF CASH FLOWS
--------------------------------------------------------


Amounts in millions
--------------------------------------------------------------------

                                              Three months     Year
                                                 ended         ended
                                              December 31,   December
                                                   2003       31, 2003
                                             -------------------------

Operating activities:
Net income (loss)                                   $  6.3  $   (49.9)

Depreciation and amortization                         16.7       65.8

Deferred income tax                                   (0.7)     (40.2)

Cash in excess of partnership income                   6.3       10.2

Changes in working capital                            (6.6)     252.1

Other                                                  0.5       10.6

                                             -----------------------
Net cash provided by operating activities             22.5      248.6

Investment activities:
Additions to fixed assets and computer
 software                                             (4.7)     (12.6)

Purchase of SPA                                          -   (2,259.6)

Release of funds held in escrow at year end,
 net of costs                                            -    1,894.3

                                             -----------------------
Net cash used in investing activities                 (4.7)    (377.9)

Financing activities:
Proceeds from issuance of long-term debt,
 net of costs                                            -      461.3

Proceeds from issuance of convertible
 preferred stock, net of costs                           -      125.7

Repayment of pre-acquisition debt                        -     (243.0)

Increase in checks not presented for payment           6.7        6.7

Net repayment of debt                                (23.2)    (242.9)

Proceeds from option exercises                         0.6       21.4

                                             -----------------------
Net cash (used in) provided by financing
 activities                                          (15.9)     129.2

Increase (decrease) in cash and cash
 equivalents                                           1.9       (0.1)

Cash and cash equivalents, beginning of
 period                                                5.8        7.8

                                             -----------------------
Cash and cash equivalents, end of period            $  7.7  $     7.7
                                                     ======= =========



R.H. DONNELLEY CORPORATION                                 Schedule 7
CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------
Reconciliation of Reported to As Adjusted and Adjusted
 Pro Forma Amounts

(unaudited)



Amounts in millions, except earnings
 per share
----------------------------------------------------------------------
                                     Three Months Ended December 31,
                                                    2003
                                    ----------------------------------
                                                                 As
                                     Reported  Adjustments    Adjusted
                                                                 (1)
----------------------------------------------------------------------

Net revenue                           $116.1        $26.6 (2)  $142.7

Expenses                                68.7          4.5 (2)    73.2

Depreciation and amortization           16.7            -        16.7

Partnership income                      22.5            -        22.5

                                    ----------------------------------
Total operating income                  53.2         22.1        75.3

Interest expense, net                   42.6            -        42.6

Other expense                              -            -           -

                                    ----------------------------------
Pre-tax income                          10.6         22.1        32.7

Tax provision                            4.3          8.3 (3)    12.6

                                    ----------------------------------
Net income                               6.3         13.8        20.1

 Preferred dividend                      5.2         (0.9)(4)     4.3

                                    ----------------------------------
Net income (loss) available to
 common                                 $1.1        $14.7       $15.8

                                    ==================================

Earnings (loss) per share (EPS): (5)
   Basic                               $0.03        $0.47       $0.50
   Diluted                             $0.03        $0.46       $0.49

Shares used in computing EPS:
   Basic                                31.0          9.0 (6)    40.0
   Diluted                              32.2          9.0 (6)    41.2

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.


Amounts in millions, except earnings
 per share
----------------------------------------------------------------------
                            Three Months Ended December 31, 2002
                ------------------------------------------------------
                                                              Adjusted

                                    Reported  Adjustments       Pro
                                                               Forma
                                                                 (1)
----------------------------------------------------------------------


Net revenue                            $15.3       $126.6  (7)  $141.9

Expenses                                 9.9         54.3  (7)    64.2

Depreciation and amortization            1.5         14.6  (8)    16.1

Partnership income                      28.1         (3.9) (9)    24.2
                                    ----------------------------------

Total operating income                  32.0         53.8         85.8

Interest expense, net                   16.1         30.6 (10)    46.7

Other expense                            0.5         (0.5)(12)       -
                                    ----------------------------------

Pre-tax income                          15.4         23.7         39.1


Tax provision                            7.6          7.0  (3)    14.6
                                    ----------------------------------

Net income                               7.8         16.7         24.5


Preferred dividend                     24.7        (20.4) (4)     4.3
                                    ----------------------------------

Net income (loss) available
 to common                            $(16.9)       $37.1        $20.2
                          ============================================


Earnings (loss) per share (EPS): (5)

   Basic                              $(0.57)       $1.20        $0.63
   Diluted                            $(0.57)       $1.19        $0.62

Shares used in computing EPS:
   Basic                                29.7          9.0  (6)    38.7
   Diluted                              29.7          9.8  (6)    39.5

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                  Schedule 8

CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------
Reconciliation of Reported to As Adjusted and Adjusted
 Pro Forma Amounts

(unaudited)



Amounts in millions, except
 earnings per share
---------------------------------------------------------------------
                                      Year Ended December 31, 2003
                                  ------------------------------------
                                                                As
                                   Reported  Adjustments      Adjusted
                                                                 (1)
----------------------------------------------------------------------

Net revenue                        $ 256.4        $315.9  (2)  $572.3

Expenses                             212.2          63.3  (2)   275.5

Depreciation and amortization         65.8             -         65.8

Partnership income                   114.1             -        114.1

                                  -----------------------------------
Total operating income                92.5         252.6        345.1

Interest expense, net                180.0          (2.4)(11)   177.6

Other (income) expense                (1.5)          1.5 (12)       -

                                  -----------------------------------
Pre-tax (loss) income                (86.0)        253.5        167.5

Tax (benefit) provision              (36.1)         99.8  (3)    63.7

                                  -----------------------------------
Net (loss) income                    (49.9)        153.7        103.8

 Preferred dividend                   58.4         (41.9) (4)    16.5

                                  -----------------------------------
Net (loss) income available to
 common                            $(108.3)       $195.6       $ 87.3

                                  ===================================

(Loss) earnings per share (EPS):
 (5)
   Basic                           $ (3.53)       $ 6.16       $ 2.63
   Diluted                         $ (3.53)       $ 6.10       $ 2.57

Shares used in computing EPS:
   Basic                              30.7           8.7  (6)    39.4
   Diluted                            30.7           9.7  (6)    40.4

---------------------------------------------------------------------


See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.



Amounts in millions, except
 earnings per share
--------------------------------------------------------------------
                                       Year Ended December 31, 2002
                                   -----------------------------------
                                                            Adjusted
                                    Reported  Adjustments       Pro
                                                               Forma
                                                                 (1)
----------------------------------------------------------------------

Net revenue                          $ 75.4       $495.9  (7)  $571.3

Expenses                               60.1        221.3  (7)   281.4

Depreciation and amortization           6.2         58.5  (8)    64.7

Partnership income                    136.9        (19.8) (9)   117.1

                                   ---------------------------------
Total operating income                146.0        196.3        342.3

Interest expense, net                  33.5        151.7 (10)   185.2

Other (income) expense                  0.5         (0.5)(12)       -

                                   ---------------------------------
Pre-tax (loss) income                 112.0         45.1        157.1

Tax (benefit) provision                44.8         14.0  (3)    58.8

                                   ---------------------------------
Net (loss) income                      67.2         31.1         98.3

 Preferred dividend                    24.7         (8.2) (4)    16.5

                                   ---------------------------------
Net (loss) income available to
 common                              $ 42.5       $ 39.3       $ 81.8

                                   =================================

(Loss) earnings per share (EPS):
 (5)
   Basic                             $ 1.42       $ 1.13       $ 2.55
   Diluted                           $ 1.40       $ 1.10       $ 2.50

Shares used in computing EPS:
   Basic                               29.6          9.0  (6)    38.6
   Diluted                             30.3          9.1  (6)    39.4

--------------------------------------------------------------------


See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                Schedule 9

RECONCILIATION OF NON-GAAP MEASURES
--------------------------------------------------------
(unaudited)




Amounts in millions                    Three Months     Year Ended
                                       Ended December   December 31,
                                            31,
----------------------------------------------------------------------
                                        2003    2002    2003    2002
----------------------------------------------------------------------
Reconciliation of publication sales for
 Sprint-branded directories
   to net revenue

Publication sales in the period       $109.9  $109.3  $548.2  $541.7
Less publication sales for January 2003
 directories that were not recognized as
 revenue due to purchase accounting                   (102.4)
Less publication sales not recognized
 as revenue in current period          (93.6)         (214.3)
Less publication sales for SPA
 directories not sold by RHD                   (50.0)         (357.0)
Plus revenue recognized from prior
 period publication sales               94.5
                                              --------        --------
Publication sales reported by RHD in
 2002                                           59.3           184.7
Less sales contracts executed in prior
 periods and reported as calendar
  sales in prior periods                       (58.4)          (70.0)
Plus sales sold during the period to
 be reported as publication
     sales in future periods                    33.6            72.1
                                      --------------------------------
Calendar sales reported by RHD in 2002         $34.5          $186.8
                                              ========        ========
Net directory advertising revenue      110.8           231.5
Net commission revenue on 2002
 calendar sales                                 $7.8           $42.7
Pre-press publishing revenue             4.2     7.2    20.6    31.1
Other revenue                            1.1     0.3     4.3     1.6

                                      --------------------------------
Net revenue - GAAP                    $116.1   $15.3  $256.4   $75.4

                                      ================================

----------------------------------------------------------------------



Amounts in millions                 Three Months        Year Ended
                                        Ended           December 31,
                                     December 31,
----------------------------------------------------------------------
                                      2003   2002      2003   2002
----------------------------------------------------------------------

Reconciliation of publication sales for SBC directories for which DonTech sells advertising to partnership income

 Publication sales in the period    $158.8 $166.7    $402.4 $418.2
Less the value of contracts executed
 and reported as calendar sales in
 prior periods                      (150.8)(158.3)   (142.2)(157.5)
Plus the value of contracts executed
 during the period to be reported as
 publication sales in future periods  71.4   72.3     134.7  142.2
                                    ----------------------------------
Calendar sales                       $79.4  $80.7    $394.9 $402.9
                                    ==================================

Commission revenue from above
 calendar sales                      $20.0  $20.4     $99.7 $101.8
Partnership net expenses             (17.4) (15.2)    (65.0) (64.8)
                                    ----------------------------------
Partnership profit                    $2.6   $5.2     $34.7  $37.0
                                    ==================================
Company's 50% share of partnership
 profits                              $1.3   $2.6     $17.4  $18.5
Revenue participation income from
 above calendar sales                 21.2   21.6      96.7   98.6
                                    ----------------------------------
Total income from DonTech             22.5   24.2     114.1  117.1
CenDon LLC joint venture income          -    3.9 (9)     -   19.8 (9)
                                    ----------------------------------
Partnership income - GAAP            $22.5  $28.1    $114.1 $136.9

                                    ==================================

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                 Schedule 9
RECONCILIATION OF NON-GAAP MEASURES (con't)
--------------------------------------------------------

(unaudited)

----------------------------------------------------------------------

Amounts in millions            Three Months Ended       Year Ended
                                  December 31,          December 31,
----------------------------------------------------------------------
                               2003       2002       2003        2002
----------------------------------------------------------------------
Reconciliation of net
 income to EBITDA and
 reconciliation of EBITDA to
 Adjusted/Adjusted
 Pro Forma EBITDA

Net income - GAAP          $    6.3  $     7.8  $   (49.9) $     67.2
Plus tax provision              4.3        7.6      (36.1)       44.8
Plus interest expense, net     42.6       16.1      180.0        33.5
Plus depreciation and
 amortization                  16.7        1.5       65.8         6.2
                          --------------------------------------------
EBITDA (13)                    69.9       33.0      159.8       151.7
Plus (less) other expense
 (income)                         -        0.5       (1.5)        0.5
Plus net revenue that
 would have been reported
 for directories published
 prior to the acquisition
 absent purchase accounting  26.6(2)              315.9(2)
Less expenses that would
 have been reported for
  directories published
  prior to the acquisition
  absent purchase
  accounting                (4.5)(2)             (63.3)(2)
Plus revenue recognized by
 SPA less RHD commission
 revenue and pre-press
 publishing services revenue
 from SPA that would have
 been eliminated as
 intercompany transactions             126.6(7)               495.9(7)
Less expenses recognized
 by SPA, net of expenses for
 sales agency and pre-
 press publishing services
 provided by RHD that would
 have been eliminated as
 intercompany transactions
 and adjustments for
 differences in current
 and historical accounting
 policies expenses for
 sales agency and pre-press
 publishing services
 provided by RHD
 that would have been
 eliminated as intercompany
 transactions and
 adjustments for
 differences in current
 and historical
 accounting policies                  (54.3)(7)             (221.3)(7)
Less income recognized by
 RHD from CenDon LLC
 that as a result of the
 acquisition would have
 been eliminated as
 intercompany income                   (3.9)(9)              (19.8)(9)
                          --------------------------------------------
Adjusted/Adjusted Pro
 Forma EBITDA (13)         $   92.0  $   101.9  $   410.9  $    407.0
                          ============================================

---------------------------------------------------------------------




Amounts in millions
---------------------------------------------------------------------
                                                    Three      Year
                                                    Months     Ended
                                                     Ended    December
                                                    December  31, 2003
                                                    31, 2003
----------------------------------------------------------------------
Reconciliation of cash flow from operations to Free Cash
 Flow

Cash flow from operations - GAAP                     $22.5    $248.6
Less fixed asset and computer software additions      (4.7)    (12.6)
                                                  -------------------
Free cash flow                                       $17.8    $236.0
                                                  ===================

---------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                 Schedule 9
RECONCILIATION OF NON-GAAP MEASURES (con't)
-----------------------------------------------------------
(unaudited)




Amounts in millions
--------------------------------------------------------------------
                                                              Full
                                                              Year
                                                               2004
                                                             Outlook
---------------------------------------------------------------------
Reconciliation of publication sales outlook for Sprint-branded directories to net revenue outlook

Publication sales outlook                                     $ 566
Plus revenue expected to be recognized from 2003 publication
 sales                                                          217
Less publication sales that are expected to not be recognized
 as revenue in 2004                                            (225)
                                                             -------
Net directory advertising revenue                               558
Plus pre-press publishing revenue outlook                        17
Plus other revenue outlook                                        2
                                                             -------
Net revenue outlook - GAAP                                    $ 577
                                                              ======


Reconciliation of net income outlook to EBITDA outlook

Net income outlook - GAAP                                     $ 116
Plus expected tax provision                                      76
Plus expected interest expense, net                             164
                                                              ------
Operating income outlook                                        356
Plus expected depreciation and amortization                      59
                                                              ------
EBITDA outlook (13)                                           $ 415
                                                              ======


Reconciliation of cash flow from operations outlook to free cash flow outlook

Cash flow from operations outlook - GAAP                      $ 260
Less expected fixed asset and computer software additions        15
                                                              ------

Free cash flow outlook                                        $ 245
                                                              ======

--------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.



R.H. DONNELLEY CORPORATION                                 Schedule 9
RECONCILIATION OF NON-GAAP MEASURES (con't)
------------------------------------------------------------
(unaudited)




Amounts in millions
------------------------------------------------------------ -------
                                                              Full
                                                              Year
                                                               2004
                                                             Outlook
------------------------------------------------------------ --------
Reconciliation of full year diluted GAAP EPS outlook to
 adjusted diluted EPS outlook and calculation of adjusted diluted EPS

Net income available to common shareholders (before
   application of two-class method) outlook - GAAP           $   94
% of earnings allocated to common shareholders                   77%
                                                              -------
Earnings available to common shareholders                        73
Shares used to calculate diluted EPS outlook - GAAP            31.4
                                                              -------
Diluted EPS outlook - GAAP (Two-class method)                $ 2.31

Per share effect of allocating earnings                        0.69
Dilutive effect of assuming conversion of Preferred Stock
  at the beginning of year                                    (0.25)
                                                              -------
Adjusted EPS outlook                                         $ 2.75
                                                              =======

Calculation of Adjusted diluted EPS
---------------------------------------------------
Net income available to common shareholders (before
   application of two-class method) outlook - GAAP           $   94
Add back Preferred Stock dividend                                22
                                                              -------
Net income outlook - GAAP                                (A) $  116
                                                              =======

Shares used to calculate diluted EPS outlook - GAAP            31.4
Additional diluted shares from common stock equivalents
 (14)                                                           1.3
Additional diluted shares assuming Preferred Stock is converted to common
   shares at the beginning of the period                        9.5
                                                              -------
                                                         (B)   42.2
                                                              =======

Adjusted EPS outlook                                 (A)/(B)  $ 2.75
                                                              =======


Reconciliation of interest expense outlook to cash interest expense outlook

Interest expense outlook - GAAP                              $  164
Less non-cash amortization of deferred financing costs
 outlook                                                        (19)
                                                              -------
Cash interest expense                                        $  145
                                                              =======

------------------------------------------------------------ -------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.


R.H. DONNELLEY CORPORATION                                Schedule 10
NOTES TO CONSOLIDATED STATEMENTS OF INCOME
-----------------------------------------------------------
 AND NON-GAAP MEASURES
 -------------------------------------------------------


(1) As adjusted results for 2003 assume that the revenue and direct costs from directories published prior to the acquisition were recognized during the period and adjusts for the difference in SPA's historical accounting policy with respect to expense recognition and RHD's current policy. Adjusted pro forma results for 2002 assume that the acquisition occurred on January 1, 2002.

(2) Represents the revenue and direct costs from directories published prior to the acquisition that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP and includes an adjustment for the difference in SPA's historical accounting policy with respect to expense recognition and RHD's current policy.

(3) Represents the tax effect of adjustments.

(4) The adjustment for the 2003 and 2002 periods represents the amount of the reported preferred dividend related to a beneficial conversion feature. The periods are adjusted to report only the stated 8% preferred dividend for the period assuming the Preferred Stock was issued at the beginning of each period.

(5) On a reported basis, EPS are calculated under the "two-class" method. The two-class method is an earnings allocation formula that computes EPS for common stockholders and preferred stockholders on an as-converted basis assuming that the common stockholders and preferred stockholders have equal rights in the undistributed earnings of the Company on a per-share basis. On an as adjusted and adjusted pro forma basis, EPS are calculated as net income before preferred dividends divided by the weighted average shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period.

(6) Shares used in computing as adjusted and adjusted pro forma EPS include additional shares assuming the preferred stock was converted at the beginning of the period. Because there was a net loss for the year ended December 31, 2003, basic shares were used to calculate dilutive GAAP EPS because the effect of diluted shares would be anti-dilutive to EPS. Accordingly, the adjustment to diluted shares for the year ended December 31, 2003 and for the three months ended December 31, 2002 include 1.0 million and 0.7 million shares, respectively, representing the dilutive impact of common stock equivalents for that period. The 2002 adjusted pro forma diluted shares also include the pro forma dilutive effect of warrants issued with the preferred stock, which is already reflected in reported 2003 amounts.

(7) Represents amounts recognized by SPA during the period and the elimination of transactions between RHD and SPA that would have been eliminated had the acquisition occurred on January 1, 2002. Reported expenses for the three months and year ended December 31, 2002 include a benefit of $6.6 million and $6.4 million, respectively, for a restructuring reserve reversal and an investment impairment charge of $2.0 million. These amounts have been excluded from the adjusted pro forma results.

(8) Represents depreciation and amortization expense recognized by SPA during the period plus amortization expense for acquired intangible assets assuming the acquisition occurred on January 1, 2002.

(9) Represents income from CenDon LLC recognized by RHD, which would have been eliminated as intercompany income had the acquisition occurred on January 1, 2002.

(10) Represents additional interest expense that would have been incurred assuming the financing obtained to acquire SPA was outstanding as of January 1, 2002.

(11) Represents the write-off of deferred financing costs on pre-acquisition debt that was refinanced at the closing of the acquisition.

(12) Other income in 2003 reflects a gain on hedging activities. Other expense in 2002 reflects a loss from hedging activities partially offset by a gain from the reversal of a restructuring reserve. These items are considered non-operational and are excluded from the as adjusted and adjusted pro forma results.

(13) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted EBITDA are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(14) In the calculation of GAAP EPS, diluted EPS is greater than basic EPS because of the use of the two-class method to calculate basic EPS. However, diluted EPS can never be greater than basic EPS, therefore the dilutive effect of common stock equivalents (options and warrants) is not included in the share amount. In the adjusted EPS calculation, the dilutive effect of common stock equivalents is included in the share amount.


    CONTACT: R.H. Donnelley
             Steven M. Blondy, 914-933-3178
             or
             Jenny L. Apker, 914-933-3178